EXHIBIT 11.2

                                                                  EXHIBIT 11.2


                              AVON PRODUCTS, INC.
             COMPUTATION OF FULLY DILUTED INCOME (LOSS) PER SHARE
                     (In millions, except per share data)


                                                          Three months ended
                                                               June 30
                                                          ------------------
                                                          1994          1993
                                                          ----          ----

Weighted average shares of common stock:
  Weighted average shares outstanding during the
    period............................................   70.86         72.05
  Common stock equivalents............................     .19           .09
                                                        ------       -------


  Weighted average shares for fully diluted income
    per share computation.............................   71.05         72.14
                                                        ======       =======


Income (loss) per share of common stock:
  Income from continuing operations...................  $ 72.3       $  65.9
  Discontinued operations
    Income (loss) net of taxes........................     2.8           (.3)
    (Loss) on sale....................................   (25.0)           --
                                                        ------       -------
  Net income..........................................  $ 50.1       $  65.6
                                                        ======       =======

Fully diluted income (loss) per share of common stock:
  Continuing operations...............................  $ 1.02       $   .91
  Discontinued operations, net........................    (.31)           --
                                                        ------       -------
  Net income..........................................  $  .71       $   .91
                                                        ======       =======

                                                                 EXHIBIT 11.2


                              AVON PRODUCTS, INC.
             COMPUTATION OF FULLY DILUTED INCOME (LOSS) PER SHARE
                     (In millions, except per share data)


                                                             Six months ended
                                                                  June 30
                                                             ----------------
                                                             1994        1993
                                                             ----        ----

Weighted average shares of common stock:
  Weighted average shares outstanding during the
    period..............................................    71.39       72.04
  Common stock equivalents..............................      .19         .09
                                                           ------     -------


  Weighted average shares for fully diluted income
    per share computation...............................    71.58       72.13
                                                           ======     =======


Income (loss) per share of common stock:
  Income from continuing operations before
    cumulative effect of accounting changes.............   $103.4     $  90.6
  Discontinued operations
    Income (loss), net of taxes.........................      1.2         (.4)
    (Loss) on sale, net of taxes in 1993................    (25.0)      (10.0)
  Cumulative effect of accounting changes...............    (45.2)     (107.5)
                                                           ------     -------
  Net income (loss).....................................   $ 34.4     $ (27.3)
                                                           ======     =======

Fully diluted income (loss) per share of common stock:
  Continuing operations.................................   $ 1.45     $  1.26
  Discontinued operations, net..........................     (.34)       (.15)
  Cumulative effect of accounting changes...............     (.63)      (1.49)
                                                           ------     -------
  Net income (loss).....................................   $  .48     $  (.38)
                                                           ======     =======